Exhibit 99.3

Unaudited Pro Forma Condensed Combined Financial Information

On June 25, 2012, Novagen Solar Inc (“Novagen Solar”) completed the acquisition of all of the outstanding capital stock of Renegade Streetwear Pty Ltd., an Australian corporation ("Renegade"), from Rebecca Anderson, Robert Stapleton and Aija Annelli Haberman (the “Vendors”), for an aggregate of 400,000 shares of the registrant’s common stock (the “Acquisition”).

The unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of Novagen Solar and Renegade. There were no significant intercompany balances or transactions between Novagen Solar and Renegade as of the dates and for the periods presented in these unaudited pro forma condensed combined financial statements.

These unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements, and  are prepared by management only for informational purposes in accordance with Article 11 of Regulation S-X and are not necessarily indicative of the financial position or results of operations that would have been realized if the acquisition had been completed on the dates indicated, nor are they indicative of future operating results or financial position. The unaudited pro forma condensed combined financial statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the acquisition  and also do not include any integration costs or any additional expenses that may be incurred. Only those unaudited pro forma adjustments that are expected to have a continuing impact on the consolidated results have been included.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the following documents:

(i)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2011
(ii)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012
(iii)	The audited financial statements of Renegade Streetwear Pty Ltd for the year ended 31 December 2011

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NOVAGEN SOLAR, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET (*)

AS OF MARCH 31, 2012

	Historical
	Novagen Solar Inc.	Renegade Streetwear Pty Ltd.	Pro Forma Adjustments		Pro Forma Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$472	$1,293	$—		$1,765
Trade & other receivables	4,698	75	—		4,773
Inventories	—	3,288	—		3,288
TOTAL CURRENT ASSETS	$5,170	$4,656	$—		$9,826

Property, plant & equipment, net	20,142	—	—		20,142
Intangible assets, net	—	2,942	—		2,942
Goodwill	—	—	86,603	(a)	86,603

TOTAL ASSETS	$25,312	$7,598	$86,603		$119,513

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable & accrued liabilities	5,569	7,494	—		13,063
Payroll withholding payable	8,976	—	—		8,976
Notes payable	135,151	—	—		135,151
TOTAL CURRENT LIABILITIES	$149,696	$7,494	$—		$157,190

Long-term loans	—	10,707	—		10,707

TOTAL LIABILITIES	$149,696	$18,201	$—		$167,897

STOCKHOLDERS' EQUITY
Preferred stock, $0.0001 par value, 50,000,000 shares authorized; no shares issued and outstanding, respectively	—	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized; 43,675,900 shares issued and outstanding, respectively	4,367	—	40	(a)	4,407
Additional paid-in capital	516,330	108	75,852	(a)	592,290
Accumulated other comprehensive income	1,776	(47)	47	(a)	1,776
Accumulated deficit prior to current development stage	(520,964)	—	—		(520,964)
Accumulated deficit during development stage	(125,893)	(10,664)	10,664	(a)	(125,893)
TOTAL STOCKHOLDERS' EQUITY	$(124,384)	$(10,603)	$86,603		$(48,384)

TOTAL LIABILITIES & STOCKHOLDERS EQUITY	$25,312	$7,598	$86,603		$119,513

To be read in conjunction with the notes to the unaudited pro forma condensed combined financial statements

(*) Assumes acquisition date of March 31, 2012.

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NOVAGEN SOLAR, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (*)

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2011

	Historical
	Novagen Solar, Inc.	Renegade Streetwear Pty Ltd.
	Twelve Months Ended December 31, 2011	Twelve Months Ended December 31, 2011	Pro Forma Adjustments	Pro Forma Combined
REVENUES
Sales	$—	$2,491	$—	$2,491
Other revenue	—	4	—	4
TOTAL REVENUES	—	2,495	—	2,495

COST OF SALES
Cost of sales	—	1,133	—	1,133
TOTAL COST OF SALES	—	1,133	—	1,133

GROSS PROFIT	—	1,362	—	1,362

EXPENSES
Administrative expenses	8,667	2,091	—	10,758
Depreciation & amortization	—	1,006	—	1,006
Professional fees	9,897	7,288	—	17,185
TOTAL EXPENSES	18,564	10,385	—	28,949

NET PROFIT/(LOSS)	(18,564)	(9,023)		(27,587)

OTHER COMPREHENSIVE INCOME
Currency translation	62	144	—	206

NET COMPREHENSIVE PROFIT/(LOSS)	$(18,502)	$(8,879)	$—	$(27,381)

BASIC & DILUTED NET LOSS PER SHARE	$—	$—	$—	$—

To be read in conjunction with the notes to the unaudited pro forma condensed combined financial statements

(*) Assumes acquisition date of January 1, 2011.

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NOVAGEN SOLAR, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (*)

FOR THE THREE MONTHS ENDED MARCH 31, 2012

	Historical
	Novagen Solar, Inc.	Renegade Streetwear Pty Ltd.
	Three Months Ended March 31, 2012	Three Months Ended March 31, 2012	Pro Forma Adjustments	Pro Forma Combined
REVENUES
Sales	$—	$—	$—	$—
Other revenues	—	8	—	8
TOTAL REVENUES	—	8	—	8

COST OF SALES
Cost of sales	—	—	—	—
TOTAL COST OF SALES	—	—	—	—

GROSS PROFIT	—	8	—	8

EXPENSES
Administrative expenses	18,274	623	—	18,897
Depreciation & amortization	362	331	—	693
Rent	11,082	—		11,082
Travel	10,090	—		10,090
Compensation related expenses	62,597	—		62,597
Research & development	7,819	—		7,819
Professional fees	15,669	695	—	16,364
TOTAL EXPENSES	125,893	1,649	—	127,542

NET PROFIT/(LOSS)	(125,893)	(1,641)		(127,534)

OTHER COMPREHENSIVE INCOME
Currency translation	1,776	(191)	—	1,585

NET COMPREHENSIVE PROFIT/(LOSS)	$(124,117)	$(1,832)	$—	$(125,949)

BASIC & DILUTED NET LOSS PER SHARE	—	$—	$—	$—

To be read in conjunction with the notes to the unaudited pro forma condensed combined financial statements

(*) Assumes acquisition date of January 1, 2011.

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Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.              Basis of Presentation

The unaudited pro forma condensed combined balance sheet as of March 31, 2012 assumes the acquisition of Renegade was completed on March 31, 2012. The unaudited pro forma condensed combined statements of operations for the twelve months ended December 31, 2011, which combines the historical operating results of Novagen Solar and Renegade for the year ended December 31, 2011, and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2012 assume the acquisition of Renegade was completed on January 1, 2011. The unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of Novagen Solar and Renegade and related adjustments.

The acquisition is reflected in the unaudited pro forma condensed combined financial statements according to the acquisition method required by the Financial Accounting Standards Board’s (FASB) Accounting Standard Codification Topic 805 Business Combinations (“ASC 805”). Under the acquisition method, the acquisition-date fair value of consideration transferred to effect the transaction, is allocated to the assets acquired and the liabilities assumed based on their fair values.

The unaudited pro forma financial information for Renegade has been translated from Australian dollars to US dollars using historic exchanges rates. The average exchange rates applicable to Renegade during the periods presented for the unaudited pro forma income statements and the period end exchange rate for the unaudited pro forma balance sheet are as follows:

		AUD/USD
Year ended December 31, 2011	Average Spot Rate	$1.0624
Three months ended March 31, 2012	Average Spot Rate	$1.0864
March 31, 2012	Period End Spot Rate	$1.0707

The pro forma adjustments are based on information available as of the date of this report. There were no material differences from conforming accounting policies. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes.

The unaudited pro forma condensed combined statements of operations are not necessarily indicative of what the actual results of operations would have been had the acquisition taken place on the date indicated, nor are they indicative of the future consolidated results of operations of the combined companies. They should be read in conjunction with the historical consolidated financial statements and notes thereto of Novagen Solar and Renegade.

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2.              Purchase Consideration and Fair Value of Assets Acquired and Liabilities Assumed

Consideration provided for the purchase was 400,000 shares of the registrant’s common stock at $0.19 per share. The value of this consideration is $76,000.

The allocation of consideration for Renegade, assuming a March 31, 2012 acquisition date, is as follows:

Allocation of Consideration Transferred
Cash & cash equivalents	$1,293
Trade & other receivables	75
Inventory	3,288
Total current assets	4,656

Intangible assets, net	2,942
Goodwill	86,603

Total assets acquired	94,201

Accounts payable & accrued liabilities	7,494
Long term loans	10,707

Net assets acquired	76,000

Total consideration	$76,000

Goodwill recognised upon acquisition

$86,603 has been allocated to goodwill upon acquisition (assuming a March 31, 2012 acquisition date). Goodwill represents the excess of the consideration transferred over the fair value of the underlying net tangible and identifiable intangible assets acquired. In accordance with ASC Topic 350, Goodwill and Other Intangible Assets, goodwill will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain indicators are present. In the event the Directors determine that the value of goodwill has become impaired, the company will record an accounting charge for the amount of impairment during the quarter in which the determination is made.  The acquisition of Renegade provides synergies to the Novagen Solar group in the company’s active pursuit of the latest engine technology advancements and developments. The Directors believe these factors support the amount of goodwill recorded.

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3.  Adjustments to Unaudited Pro Forma Combined Balance Sheet and Unaudited Pro Forma Combined Statements of Operations

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the acquisition and has been prepared for informational purposes only. The unaudited pro forma condensed combined financial information is based upon the historical consolidated financial statements of Novagen Solar and Renegade and should be read in conjunction with the historical financial statements of Novagen Solar and Renegade.

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results of Novagen Solar and Renegade.

There were no significant intercompany balances or transactions between Novagen Solar and Renegade as of the dates and for the periods of these unaudited pro forma combined financial statements.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined consolidated statements of operations are based upon the weighted-average number of Novagen Solar’s common shares outstanding, assuming the transaction occurred on January 1, 2011.

The accompanying unaudited pro forma combined balance sheet gives effect to the acquisition as if it had taken place on March 31, 2012. The unaudited pro forma combined statements of operations for the twelve months ended December 31, 2011 and for the three months ended March 31, 2012, reflect the acquisition as if it had taken place on January 1, 2011.

The pro forma adjustments made to the unaudited pro forma combined balance sheet and unaudited pro forma combined statements of operations are as follows:

Schedule of Adjustments

(a)	To account for purchase of Renegade Streetwear Pty Ltd for consideration of 400,000 shares of Novagen Solar Inc’s common stock at $0.19 per share (total consideration $76,000). The fair value of the assets and liabilities obtained was a net liability of $10,603 and as a result goodwill of $86,603 has been recognised upon the acquisition.